CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement 333-272239 on Form N-2 of our report dated February 24, 2026, relating to the financial statements and financial highlights of BlackRock Enhanced Equity Dividend Trust appearing in the Form N-CSR for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP
Boston, Massachusetts
February 25, 2026